EXHIBIT 23 (a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Form 10-K of Universal Forest Products, Inc. and subsidiaries of our reports dated February 12, 2007, with respect to the consolidated financial statements of Universal Forest Products, Inc. and subsidiaries, Universal Forest Products, Inc. and subsidiaries management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Universal Forest Products, Inc. and subsidiaries, included in the 2006 Annual Report to Shareholders of Universal Forest Products, Inc. and subsidiaries.
We also consent to the incorporation by reference in the Registration Statement File Numbers 33-81128, 33-81116, 33-81450, 333-60630 and 333-88056 on Form S-8 and Registration File Number 333-75278 on form S-3 of our reports dated February 12, 2007, with respect to the consolidated financial statements of Universal Forest Products, Inc. and subsidiaries, Universal Forest Products, Inc. and subsidiaries management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Universal Forest Products, Inc. and subsidiaries, incorporated by reference in the Form 10-K of Universal Forest Products, Inc. and subsidiaries for the year ended December 30, 2006.
/s/ Ernst & Young LLP
ERNST & YOUNG LLP
Grand Rapids, Michigan
February 27, 2007